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EXHIBIT 99.2



                       (CITIZENS & NORTHERN CORPORATION)
                         90-92 Main Street, P.O. Box 58
                              Wellsboro, PA 16901
                   Phone: (570) 724-3411 Fax: (570) 723-8097
         E-Mail: cnemail@cnbankpa.com Web Page: http://www.cnbankpa.com
                               Stock Symbol: CZNC

Chartered 1864


                                                  FEDERAL DEPOSIT INSURANCE CORP

MARCH 31, 2005                  QUARTERLY REPORT


Dear Shareholder:

This year will be challenging in many respects. As the Federal Reserve continues its "measured" increases in the Fed Funds Rate, we will be experiencing more rapid repricing of our deposits and borrowings which support our earning assets that reprice more slowly. This will reduce our interest spread and our interest margin. Fortunately, we have increased our loan portfolio by nearly 12.7% since last year and that volume has had a positive effect upon the interest margin for the first quarter. Other expenses have increased since last year by $900 thousand; due in part to increased costs related to the new core processing system and the personnel and fixed overhead expenses related to our expansion into the Williamsport and Lycoming County market. By July 1st, we will open our 20th office in Jersey Shore and we expect to begin the construction of the 21st office in Old Lycoming Township by the third quarter of this year. We have already begun hiring personnel for those new locations to enable appropriate time for training. We believe these investments should result in gaining significant market share and should result in long-term revenue enhancements for your company.

In addition to the growth in loans, deposits and repo sweep accounts have increased 5.15%. Our available-for-sale investments have shrunk by 11.75% to fund loan growth and because the spreads available for leveraging are not attractive enough. Our Trust and Financial Management Group has been growing Trust Assets Under Management, up over $42 million or 11.90%, through development of new relationships and by virtue of positive investment results.

There has been considerable trading volume in our stock since we listed on the NASDAQ Small Cap market. We expect that listing will enhance the marketability of your holdings and allow the price to more accurately reflect the true value of your investment.

We have filed the regulatory applications for the acquisition of the Canisteo Valley Corporation, the holding company for First State Bank of Canisteo. We expect to close the transaction by the 3rd quarter of this year. Both we and the good people at First State Bank are excited about joining forces to offer C&N style community banking to the southern tier New York State market.


                                                     Craig G. Litchfield
                                                     Chairman, President & CEO


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                         CITIZENS & NORTHERN CORPORATION
                               BOARD OF DIRECTORS

                    Craig G. Litchfield Chairman of the Board

      Dennis F. Beardslee                             Leo F. Lambert
      R. Robert DeCamp                                Edward L. Learn
      Jan E. Fisher                                   Edward H. Owlett, III
      R. Bruce Haner                                  Leonard Simpson
      Susan E. Hartley                                James E. Towner
      Karl W. Kroeck                                  Ann M. Tyler

                                DIRECTORS EMERITI
      J. Robert Bower                                 F. David Pennypacker
      Lawrence F. Mase
                                    OFFICERS
      Craig G. Litchfield                             Chairman, President and Chief Executive Officer
      Mark A. Hughes                                  Treasurer
      Kathleen M. Osgood                              Corporate Secretary

                            CITIZENS & NORTHERN BANK
                                    OFFICES

      428 S. Main Street, ATHENS, PA 18810570-888-2291
      111 Main Street, DUSHORE, PA 18614 570-928-8124
      Main Street, EAST SMITHFIELD, PA 18817 570-596-3131
      104 Main Street, ELKLAND, PA 16920 814-258-5111
      102 E. Main Street, KNOXVILLE, PA 16928 814-326-4151
      Main Street, LAPORTE, PA 18626 570-946-4011
      Main Street, LIBERTY, PA 16930 570-324-2331
      1085 S. Main Street, MANSFIELD, PA 16933 570-662-1111
      Route 220, MONROETON, PA 18832 570-265-2157
      3461 Rte.405 Highway, MUNCY, PA 17756 570-546-6666
      Thompson Street, RALSTON, PA 17763 570-995-5421
      503 N. Elmira Street, SAYRE, PA 18840 570-888-2220
      2 E. Mountain Ave., SO. WILLIAMSPORT, PA 17702 570-601-3016
      41 Main Street, TIOGA, PA 16946 570-835-5236
      428 Main Street, TOWANDA, PA18848570-265-6171
      Court House Square, TROY, PA 16947 570-297-2159
      90-92 Main Street, WELLSBORO, PA 16901 570-724-3411
      130 Court Street, WILLIAMSPORT, PA 17701 570-320-0100
      Route 6, WYSOX, PA 18854 570-265-9148

                       TRUST & FINANCIAL MANAGEMENT GROUP

      90-92 Main Street, Wellsboro, PA 16901            800-487-8784
      428 Main Street, Towanda, PA 18848                888-987-8784
      503 N. Elmira Street, Sayre, PA 18840             888-760-8192
      3461 Rte 405 Highway, Muncy, PA 17756             570-546-6666
      130 Court Street, Williamsport, PA 17701          570-601-6000

ACCOUNT SERVICES - 90-92 Main St, Wellsboro, PA 16901   800-726-2265

BANKCARD SERVICES - 11822 Route 6, Wellsboro PA 16901   800-676-6639

FUNDS MANAGEMENT - 90-92 Main St., Wellsboro, PA 16901  800-577-9397
                              www.fmt@cnbankpa.com

INTERNET BANKING - 90-92 Main St., Wellsboro, PA 16901  570-724-0266
                                www.cnbankpa.com

C&N FINANCIAL SERVICES CORPORATION - 68 Main Street, Wellsboro, PA 866-ASK-CNFS
                          www.cnfinancialservices.com


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CONSOLIDATED STATEMENT OF INCOME
(In Thousands, Except Per Share Data)   (Unaudited)

                                                              3 MONTHS ENDED
                                                                  MARCH
                                                           2005             2004
                                                        (CURRENT)        (PRIOR YR)
                                                       ------------     ------------
Interest and Dividend Income                           $     14,693     $     14,015

Interest Expense                                              5,957            5,703
                                                       ------------     ------------

Interest Margin                                               8,736            8,312

Provision for Loan Losses                                       375              350
                                                       ------------     ------------
Interest Margin After Provision for Loan Losses               8,361            7,962

Other Income                                                  1,703            1,625

Realized Gains on Securities, Net                             1,066              964

Other Expenses                                                7,128            6,228
                                                       ------------     ------------


Income Before Income Tax Provision                            4,002            4,323

Income Tax Provision                                            707              617
                                                       ------------     ------------

NET INCOME                                             $      3,295     $      3,706
                                                       ============     ============

PER SHARE DATA (**):
Net Income - Basic                                     $       0.40     $       0.45
Net Income - Diluted                                   $       0.40     $       0.45
Dividend Per Share                                     $       0.23     $       0.22
Number Shares Used in Computation - Basic                 8,193,240        8,193,182
Number Shares Used in Computation - Diluted               8,264,288        8,249,283

CONSOLIDATED BALANCE SHEET
(In Thousands, Except Per Share Data)    (Unaudited)

                                                      MARCH 31,        MARCH 31,
                                                        2005             2004
                                                    ------------     ------------
ASSETS
Cash & Due from Banks                               $     13,285     $     14,149
Available-for-Sale Securities                            465,074          526,985
Loans, Net                                               592,118          525,561
Other Assets                                              59,184           54,432
                                                    ------------     ------------

TOTAL ASSETS                                        $  1,129,661     $  1,121,127
                                                    ============     ============

LIABILITIES
Deposits                                            $    684,619     $    650,920
Repo Sweep Accounts                                       21,167           20,282
                                                    ------------     ------------
     Total Deposits and Repo Sweeps                      705,786          671,202
Borrowed Funds                                           286,394          284,784
Other Liabilities                                          8,656           34,899
                                                    ------------     ------------
TOTAL LIABILITIES                                      1,000,836          990,885
                                                    ------------     ------------

SHAREHOLDERS' EQUITY
Shareholders' Equity, Excluding Net Unrealized
  Gains/Losses on Available-for sale Securities          122,875          115,630
Net Unrealized Gains/Losses on Available-
  for-sale Securities (*)                                  5,950           14,612
                                                    ------------     ------------
TOTAL SHAREHOLDERS' EQUITY                               128,825          130,242
                                                    ------------     ------------

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY            $  1,129,661     $  1,121,127
                                                    ============     ============




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CONSOLIDATED FINANCIAL HIGHLIGHTS
(In Thousands, Except Per Share Data)       (Unaudited)

                                                       3 MONTHS ENDED                      %
                                                           MARCH                        INCREASE
                                                 2005              2004                (DECREASE)
                                                 ----              ----                ----------
EARNINGS PERFORMANCE
Net Income                                   $       3,295      $       3,706            -11.09%
Return on Average Assets                              1.17%              1.38%           -15.22%
Return on Average Assets,
  Excluding Unrealized Gains/Losses
  on Available-for-Sale Securities (***)              1.18%              1.40%           -15.71%
Return on Average Equity                              9.87%             11.45%           -13.80%
Return on Average Equity,
  Excluding Unrealized Gains/Losses
  on Available-for-Sale Securities (***)             10.70%             12.88%           -16.93%

BALANCE SHEET HIGHLIGHTS
Total Assets                                 $   1,129,661      $   1,121,127              0.76%
Available-for-Sale Securities                      465,074            526,985            -11.75%
Loans (Net)                                        592,118            525,561             12.66%
Allowance for Loan Losses                            6,925              6,370              8.71%
Deposits and Repo Sweep Accounts                   705,786            671,202              5.15%
Trust Assets Under Management                      395,843            353,762             11.90%

SHAREHOLDERS' VALUE (PER SHARE) (**)
Net Income - Basic                           $        0.40      $        0.45            -11.11%
Net Income - Diluted                         $        0.40      $        0.45            -11.11%
Dividends                                    $        0.23      $        0.22              4.55%
Book Value                                   $       15.69      $       15.88             -1.20%
Book Value, Excluding Unrealized
  Gains/Losses on Available-for-
  sale Securities (***)                      $       14.97      $       14.10              6.17%
Market Value (Last Trade)                    $       28.51      $       24.80             14.96%
Market Value / Book Value                           181.71%            156.17%            16.35%
Market Value / Book Value,
  Excluding Unrealized Gains/Losses
  on Available-for-Sale Securities (***)            190.45%            175.89%             8.28%
Price Earnings Multiple                              17.82              13.78             29.32%
Dividend Yield                                        3.23%              3.55%            -9.01%

SAFETY AND SOUNDNESS
Shareholders' Equity / Average Assets,
  Excluding Unrealized Gains/Losses
  on Available-for-Sale Securities (***)             11.01%             10.95%             0.55%
Nonperforming Assets / Total Assets                   0.77%              0.12%           541.67%
Allowance for Loan Losses / Total Loans               1.16%              1.20%            -3.33%
Risk Based Capital Ratio                             18.73%             20.00%            -6.35%

AVERAGE BALANCES
Average Assets                               $   1,131,167      $   1,077,361              4.99%
Average Assets, Excluding
  Unrealized Gains/Losses on
  Available-for-sale Securities                  1,115,540          1,055,668              5.67%
Average Equity                                     133,494            129,440              3.13%
Average Equity, Excluding
  Unrealized Gains/Losses on
  Available-for-sale Securities                    123,180            115,123              7.00%



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(*)      Net unrealized gains/losses on available-for-sale securities are presented as "Accumulated Other Comprehensive Income" in the annual and quarterly financial statements filed with the Securities and Exchange Commission.

(**) For purposes of per share calculations, the market value and number of outstanding shares have been retroactively adjusted for the effects of 1% stock dividends issued in January of each year presented.

(***) Generally accepted accounting principles ("GAAP") require that available-for-sale securities be reported at fair value, with unrealized gains and losses excluded from earnings and reported separately through shareholders' equity, net of tax. Management believes there is an inherent mismatch between the income statement and balance sheet related to unrealized gains/losses that may create a material inconsistency in the calculation of earnings-based ratios. Further, the amount of unrealized gains or losses may vary widely from period-to-period, depending on the financial markets as a whole and interest rate movements. Therefore, management has provided these "non-GAAP" ratios because we believe they provide meaningful information for evaluating the Corporation's financial position and results of operations.